UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2013

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 9, 2013, we received notice from the NYSE MKT LLC (the “NYSE MKT”) that it granted us an extension until October 20, 2013 to regain compliance with continued listing standards of the NYSE MKT, during which time the NYSE MKT will continue our listing. The NYSE MKT previously notified us on April 20, 2012 that we were not in compliance with Section 1003(a)(iv) of the NYSE MKT Company Guide (the “Company Guide”) in that we had sustained losses which are so substantial in relation to our overall operations or our existing financial resources, or our financial condition had become so impaired that it appeared questionable, in the opinion of the NYSE MKT, as to whether we will be able to continue operations and/or meet our obligations as they mature. We were afforded an opportunity to submit a plan of compliance to the NYSE MKT and, on May 17, 2012, we presented a plan to the NYSE MKT. On June 27, 2012, the NYSE MKT accepted our plan to regain compliance with its continued listing standards and granted us an extension until August 22, 2012. On September 21, 2012, the NYSE MKT notified us that it granted us another extension to January 31, 2013 and on February 1, 2013, NYSE MKT notified that we were further granted extension until April 15, 2013 to regain compliance with the continued listing standards of the NYSE MKT. By letter dated July 9, 2013, the NYSE MKT notified us that we have been granted an additional extension until October 20, 2013.

Separately, and as previously reported, the NYSE MKT notified us on April 5, 2013, that, based on our Form 10-K for the fiscal year ended December 31, 2012, filed on March 27, 2013, we did not meet an additional continued listing standard of the NYSE MKT as set forth in Part 10 of the Company Guide. Specifically, we are not in compliance with Section 1003(a)(i) of the Company Guide because we reported stockholders’ equity of less than $2 million as of December 31, 2012, and losses from continuing operations and/or net losses in two of our three most recent fiscal years viewed prospectively from the date of our initial listing. As a result, we again became subject to the procedures and requirements of Section 1009 of the Company Guide. Accordingly, on May 6, 2013, we submitted to the NYSE MKT a plan of compliance setting forth our plan to regain compliance with Section 1003(a)(i) of the Company Guide by October 20, 2013. On May 29, 2013, the NYSE MKT notified us that we were granted an extension until October 20, 2013 to regain compliance with the Section 1003(a)(i) of the NYSE MKT listing standards.

We remain subject to the conditions set forth in the NYSE MKT’s letters dated April 20, 2012 and April 5, 2013. If we are not in compliance with all of the NYSE MKT’s continued listing standards of both Section 1003(a)(i) and Section 1003(a)(iv) by October 20, 2013, the NYSE MKT will initiate delisting proceedings. Under the rules of the NYSE Company Guide, we are allotted a maximum of 18 months from the date of a deficiency letter to regain compliance with listing standards. Accordingly, we will not be eligible for an extension beyond October 20, 2013.

A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated July 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 15, 2013	CORMEDIX INC.

	By:	/s/ Randy Milby
Name: Randy Milby Title: Chief Executive Officer